UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section l3 and l5(d) of the
Securities Exchange Act of l934

June 16, 2005
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33702
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

The following information was contained in a press release issued on June 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: June 16, 2005	By:	/s/ Thomas A. James
Thomas A. James, Chairman and Chief Executive Officer

	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Senior Vice President - Finance
and Chief Financial Officer

Release No. 0605-03      FOR IMMEDIATE RELEASE
June 16, 2005

RAYMOND JAMES FINANCIAL, INC.
REPORTS MAY 2005 OPERATING DATA

ST. PETERSBURG, Fla. - In an effort to provide timely information to enable analysts and investors to stay better informed about the general trends in our major business segments, we are releasing selected operating statistics. Due to the limited nature of this data, a consistent correlation to earnings should not be assumed.
“While the stock market bounced off of recent lows, transaction activity is still relatively flat as retail investors remain uncertain about future opportunities in the market,”explained Chairman and CEO Thomas A. James.“Similarly, investment banking activity is not increasing although the pipeline remains reasonably good. On the other hand, assets under management are growing well as net sales remain vibrant.”
Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd. have more than 5,000 financial advisors serving 1.3 million accounts in 2,100 locations throughout the United States, Canada and overseas. In addition, total client assets are approximately $140 billion, of which are approximately $26 billion are managed by the firm’s asset management subsidiaries.
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Release No. 0605-03    RAYMOND JAMES FINANCIAL, INC.

To the extent that Raymond James makes or publishes forward-looking statements (regarding management expectations, strategic objectives, business prospects, anticipated expense savings, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters), a variety of factors, many of which are beyond Raymond James’ control, could cause actual results and experiences to differ materially from the expectations and objectives expressed in these statements. These factors are described in Raymond James’ 2004 annual report on Form 10-K, which is available on raymondjames.com and sec.gov.

	May 2005	April 2005	May 2004
	(4 weeks)	(5 weeks)	(4 weeks)

Securities commissions/fees (1)	$102.5 mil.	$128.6 mil.	$100.5 mil.

Assets under management (2)	$ 25.9 bil.	$ 24.9 bil.	$ 22.0 bil.

# of managed/co-managed underwritings (3)	7	7	11

Total customer assets under administration	$ 140.4 bil.(4)	$ 138.0 bil.(4)	$107.3 bil.

(1)	Includes all securities commissions and fees generated by our financial advisors, both private client and institutional, except for emerging markets joint ventures.

(2)
This is the primary revenue driver for the asset management segment. Just under half of the assets under management are subject to billing quarterly in advance, with the balance billed mainly based on average daily assets.

(3)	This is only one of several key revenue sources for the capital markets segment, other key revenue sources include institutional sales commissions.

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Release No. 0605-03    RAYMOND JAMES FINANCIAL, INC.

(4)
These figures have been adjusted to include certain annuity assets held directly in the insurance companies. Future balances will include additional assets directly held as such information becomes available. For comparison purposes, such additions, to the extent that they cannot be retroactively applied, will be noted.

For more information, please contact Tracey Bustamante at 727-567-2824.
Please visit the Raymond James Press Center at raymondjames.com/media.